Exhibit 99.1

PAUL J. COUCHOT — State Bar No. 131934

GARRICK A. HOLLANDER — State Bar No. 166316

WINTHROP COUCHOT

PROFESSIONAL CORPORATION

660 Newport Center Drive, Fourth Floor

Newport Beach, CA 92660

Telephone: (949) 720-4100

Facsimile: (949) 720-4111

General Insolvency Counsel

for Reorganized Debtor

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF CALIFORNIA

In re:	Case No. SD 06-00510 LA11

SERACARE LIFE SCIENCES, INC.,

a California Corporation (d/b/a Therasource International; f/k/a The Western States Group, Inc.; d/b/a Biomedical Resources, a division of SeraCare Life Sciences, Inc.; d/b/a Genomics Collaborative, a division of SeraCare Life Sciences, Inc.; f/k/a Southwest Biological Services Western States Plasma Co., Inc.; d/b/a Boston Biomedica, Inc.; d/b/a SeraCare Bioservices; and d/b/a SeraCare Diagnostics),

Chapter 11 Proceeding NOTICE OF EFFECTIVE DATE OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE DEBTOR AND THE AD HOC EQUITY COMMITTEE, AS MODIFIED [No Hearing Required]

Reorganized Debtor.

PLEASE TAKE NOTICE that, pursuant to the provisions of Sections 2.2.38 and 12.2 of the First Amended Joint Plan of Reorganization of the Debtor and the Ad Hoc Equity Committee, as Modified, (“Plan”), the Plan’s Effective Date is May 17, 2007.

DATED: May 17, 2007	WINTHROP COUCHOT PROFESSIONAL CORPORATION

	By:	/s/ Paul J. Couchot
Paul J. Couchot
Garrick A. Hollander
General Insolvency Counsel for Reorganized Debtor